
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-1999
<PERIOD-END>                                         SEP-30-1998
<CASH>                                               238,216
<SECURITIES>                                         2,072,598
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               1,124,819
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       5,102,116<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              1,210,000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           3,730,405
<TOTAL-LIABILITY-AND-EQUITY>                         5,102,116<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     267,367<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     233,633 <F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   62,035
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (332,226) <F5>
<EPS-PRIMARY>                                        (6.58)
<EPS-DILUTED>                                        000

<F1>Included in total assets is $3,976 of Tenant security deposits,  Investments in Local Limited Partnerships, net of $1,462,744, Deferred charges, net $43,533, Bond trusts of $107,572, Mortgagee escrow deposits of $4,993, Replacement reserve escrow of $6,398, Other assets of $34,267 and Accounts receivable, net of $3,000. <F2>Included in total liability and equity is Accounts payable to affiliates $10,696, Accounts payable and accrued expenses of $19,722, Accrued interest of $68,819, Tenant security deposits payable of $3,973 and $58,501 of Minority interest in Local Limited Partnership. <F3>Total revenue includes Rental of $114,303, Investment of $60,500 and Other of $92,564. <F4>Included in other expenses is General and administrative of $153,424, Rental operations, exclusive of depreciation of $42,556, Depreciation of $20,364 and Amortization of $17,289. <F5>Net loss reflects Equity in losses of Local Limited Partnerships of $304,013 and Minority interest in loss of Local Limited Partnership of $88.